Exhibit 99.1

ASPREVA PHARMACEUTICALS REPORTS 2006 FOURTH QUARTER
AND YEAR END RESULTS AND PROVIDES 2007 REVENUE GUIDANCE

Victoria, B.C., Canada; February 7, 2007 - Aspreva Pharmaceuticals Corporation (NASDAQ: ASPV; TSX: ASV), announced financial results for the fourth quarter and full-year ended December 31, 2006. Fourth quarter revenues were $52.5 million with net income and earnings per fully diluted share of $26.0 million and $0.73, respectively. Full year revenues were $214.8 million with net income and earnings per fully diluted share of $124.2 million and $3.49, respectively. Unless otherwise specified, all amounts are in U.S. dollars and are reported under U.S. GAAP.

2006 Corporate Highlights

•	Achieved total revenues for 2006 of $214.8 million, consistent with guidance.

•	Delivered strong, consistent net income and earnings per share; our seventh consecutive quarter of profitability.

•	Continued to strengthen our balance sheet, ending the year with $259.9 million in cash and marketable securities.

•	Strengthened our talent pool to support our current and potential clinical programs. Consequently, our global employee base grew to 133 from 106, year over year.

•
Completed our global clinical trial evaluating the use of CellCept® for the treatment of myasthenia gravis (MG). Based on the results of this trial, Aspreva does not intend to continue any further development of CellCept for the treatment of MG.

•
Continued progress in Aspreva's two phase III clinical programs evaluating the use of CellCept for the autoimmune indications lupus nephritis and pemphigus vulgaris, including successful completion of patient enrollment in our lupus nephritis trial.

•	Received orphan drug designation from the U.S. Food and Drug Administration (FDA) for CellCept in the treatment of pemphigus vulgaris.

“In 2006 we continued to establish Aspreva as a global pharmaceutical company with the depth of management, diversity of regulatory, clinical and commercial skills necessary to support our current and future pipeline. We successfully delivered the key clinical milestones in our three initial indications for CellCept, albeit with one disappointment with respect to the results and discontinuation of CellCept’s development in MG. In addition, we achieved significant financial performance which was evidenced by our strong year-end cash position of $260 million,” said Richard M. Glickman, Chairman and Chief Executive Officer of Aspreva Pharmaceuticals.

Mr. Glickman concluded, “In 2007, we remain focused on the successful execution of our clinical programs and business development. We are confident that our disciplined approach to reviewing future opportunities and deploying our capital is prudent as we strive to accomplish our objective of creating long term shareholder value. We believe that with our commitment, financial resources and ability to execute, Aspreva is well positioned to deliver on this objective.”

Fourth Quarter 2006 Results

Total revenue for the fourth quarter 2006 was $52.5 million compared to $45.0 million in the fourth quarter 2005 and represents an increase of $4.5 million over the third quarter 2006. Fourth quarter 2006 net income was $26.0 million, or $0.73 per fully diluted share versus net income of $24.3 million, or $0.68 per fully diluted share, in the fourth quarter 2005.

Research and Development (R&D) expenses in the fourth quarter of 2006 were $13.6 million, compared to $11.0 million in the fourth quarter 2005 and represent an increase of $1.2 million over the third quarter 2006. This increase reflects peak activity in our clinical programs as they expanded and matured.

Marketing, general and administrative (MG&A) expenses in the fourth quarter of 2006 were $12.0 million, compared to $10.2 million in the fourth quarter 2005 and represent an increase of $2.0 million over the third quarter 2006. This increase reflects investment in our global infrastructure and pre-commercialization activities.

Full Year 2006 Results

Revenue
Revenue for the full year ended December 31, 2006 was $214.8 million versus $76.5 million for the full year ended December 31, 2005.

Aspreva currently derives revenue solely from royalty payments under the existing collaboration agreement with Roche for the development of CellCept in autoimmune indications. Under the terms of this agreement, Aspreva became entitled to royalty revenues effective April 1, 2005.

Research and Development (R&D) Expenses
R&D expenses for the full year ended December 31, 2006 were $48.0 million, versus $30.2 million for the full year ended December 31, 2005. This increase of $17.8 million year on year reflects increased expenditures on the three global clinical trial programs and the additional employees added to our global clinical team. Also included is the cost of business development efforts, including additional personnel.

Marketing, General and Administrative (MG&A) Expenses
MG&A expenses for the full-year 2006 were $38.8 million compared to $29.2 million in 2005. The increase of $9.6 million year on year included an increase in personnel to support the continued build out of the global business, and preparation for the potential commercialization of CellCept in lupus nephritis and pemphigus vulgaris.

Net Income
Net income for the full year 2006 was $124.2 million or $3.49 per fully diluted share, versus net income of $19.7 million or $0.62 per fully diluted share, for the year ended December 31, 2005. The net income for 2006 includes the effect of accounting for stock based compensation charges of $7.7 million for the full year 2006. Stock-based compensation in 2005 was $6.6 million.

Cash and Marketable Securities
Cash and marketable securities at December 31, 2006 were $259.9 million compared to $112.0 million at December 31, 2005.

2007 Revenue Guidance
Aspreva anticipates royalty revenues for the full year 2007 to be in excess of $245 million. Revenue guidance is based solely on the current collaboration with Roche for the development of CellCept in autoimmune indications.

Conference Call
Aspreva will host a conference call to discuss results for the fourth quarter 2006 and full year ending December 31, 2006 on Wednesday, February 7, 2007 at 5:00 p.m. ET (2:00 p.m. PT).

Dial-in information:
North America (toll free): 1-800-299-7635
International: 1-617-786-2901
Enter passcode: 99116938

The call will be available for replay until Wednesday, February 15th, by calling 1-888-286-8010 (North America) or 1-617-801-6888 (International) and entering the pass code 50655109.

A live webcast will also be available to all interested parties on Aspreva’s website: www.aspreva.com. Please click on the “Webcasts and Events” link under the Investors section of Aspreva’s website. A replay of the webcast will be available until the Company’s first quarter 2007 conference call.

About The CellCept Agreement
In July 2003, Aspreva acquired exclusive worldwide rights (excluding Japan) through 2017 to CellCept from Roche for the treatment of autoimmune diseases. CellCept is approved for marketing in the United States, European Union, Canada and other countries for the prevention of organ transplant rejection. Under the agreement, Aspreva is responsible for clinical development of CellCept for autoimmune diseases and will be responsible for sales and marketing upon receipt of regulatory approvals.

Aspreva currently has two phase III clinical programs underway with CellCept, including lupus nephritis (the induction phase of this trial expected to be completed in 2007) and pemphigus vulgaris (expected completion in 2008).

About Aspreva Pharmaceuticals
Aspreva is an emerging pharmaceutical company focused on identifying, developing and, upon regulatory approval, commercializing new indications for approved drugs and late stage drug candidates for patients living with less common diseases. Aspreva is listed on the NASDAQ Global Select Market under the trading symbol "ASPV" and on the Toronto Stock Exchange under the trading symbol "ASV".

SUMMARY OF ROYALTY REVENUE EARNED
IN 2005 AND 2006 UNDER AGREEMENT WITH ROCHE

	Quarter ended				Year ended
(in thousands of U.S. dollars) (unaudited)	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	2006	2005
Initial quarterly payment less collar	$50,000	$47,100	$48,700	$46,500	$192,300	$70,500
Reconciliation amount	2,500	800	3,000	16,200	22,500	6,000
Total royalty revenue	$52,500	$47,900	$51,700	$62,700	$214,800	$76,500

ASPREVA PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars) (unaudited)
	December 31,	December 31,
	2006	2005
ASSETS
Cash and marketable securities	$259,895	$112,039
Accounts receivable	57,426	48,246
Other current assets	3,565	7,152
Property and equipment, net	4,736	2,687
Other long term assets	1,435	2,889

	$327,057	$173,013

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unearned royalty advance	$6,559	$6,079
Other current liabilities	37,548	17,989
Long term liabilities	1,312	899
Shareholders’ equity	281,638	148,046

	$327,057	$173,013

ASPREVA PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts) (unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Royalty revenue	$52,468	$45,030	$214,784	$76,480

Expenses
Research and development	13,562	10,990	47,951	30,205
Marketing, general and administrative	11,960	10,197	38,793	29,233

	25,522	21,187	86,744	59,438

Other income	3,135	938	10,784	3,131

Income before income taxes	30,081	24,781	138,824	20,173

Income tax expense	4,034	506	14,668	506

Net income	$26,047	$24,275	$124,156	$19,667

Earnings per common share
Basic	$0.74	$0.71	$3.57	$0.65
Diluted	0.73	0.68	3.49	0.62

Weighted average number of shares outstanding:
Basic	35,071,983	34,149,904	34,756,800	30,444,176
Diluted	35,661,853	35,576,870	35,606,933	31,892,705

Included in net income for the period are the following charges for stock-based compensation:	$1,694	$1,505	$7,738	$6,617

ASPREVA PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of U.S. dollars) (unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net Cash Flows from (used in) Operating Activities
Net income for the period	$26,047	$24,275	$124,156	$19,667
Add non-cash items:
Depreciation and amortization	237	123	701	497
Deferred taxes	1,144	-	3,173	-
Stock-based compensation	1,694	1,505	7,738	6,617
Net change in non-cash working capital items related to operations	3,248	(18,366)	9,867	(32,666)
	32,370	7,537	145,635	(5,885)

Net Cash Flows used in Investing Activities
Net purchases of marketable securities	(11,558)	(252)	(112,074)	(64,358)
Purchase of property and equipment	(1,233)	(45)	(2,878)	(895)
	(12,791)	(297)	(114,952)	(65,253)

Net Cash Flows from (used in) Financing Activities
Issuance of shares, net of issue costs and tax	1,047	(1,862)	4,216	82,875
Payments on capital lease obligations	(113)	(170)	(441)	(484)
	934	(2,032)	3,775	82,391

Effect of exchange rate changes on cash	-	(4)	-	(1)

Net increase in cash	20,513	5,204	34,458	11,252

Cash, beginning of the period	28,704	9,555	14,759	3,507

Cash, end of the period	$49,217	$14,759	$49,217	$14,759

For further information please contact:

Sage Baker
VP, Investor Relations & Corporate Communications
Aspreva Pharmaceuticals
250-744-2488 ext. 84270
sbaker@aspreva.com

The financial results in this news release are unaudited, and are not a complete disclosure of our quarterly or annual financial results.

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable securities laws in Canada (collectively, “forward-looking statements”). The words “anticipates”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “might”, “plans”, “projects”, “schedule”, “should”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: our strategy, future operations, clinical trials, prospects and plans of management; our expectations regarding future revenues; the effects of CellCept on patients; our expectations with respect to our existing collaboration agreement with Roche for the development of CellCept in autoimmune indications; and our two phase III clinical programs underway with CellCept: lupus nephritis and pemphigus vulgaris.

With respect to the forward-looking statements contained in this news release, we have made numerous assumptions regarding, among other things: our ability to accurately forecast future revenues; our ability to predict the effects of CellCept on patients; our ability to continue our two phase III clinical programs underway with CellCept: lupus nephritis and pemphigus vulgaris; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others; our ability to comply with applicable governmental regulations and standards; and our ability to succeed at establishing a successful commercialization program for any of our potential products. Readers are cautioned that the plans, intentions or expectations disclosed in any forward-looking statements and underlying assumptions may not be achieved and that they should not place undue reliance on any forward-looking statement. Actual results or events could differ materially from the plans, intentions, expectations, and assumptions expressed or implied in any forward-looking statements as a result of numerous risks, uncertainties and other factors, including those relating to: difficulties or delays in the progress, timing and results of clinical trials and studies; difficulties or delays in obtaining regulatory approvals; the FDA may determine that the design and planned analysis of our clinical trials do not adequately address the trial objectives in support of our regulatory submission; future sales of CellCept may be less than expected; our future operating results are uncertain and likely to fluctuate; we may not be able to develop and obtain regulatory approval for CellCept in the treatment of autoimmune indications and any future products in our targeted indications; we may not be able to establish marketing and sales capabilities and the costs of launching CellCept in the treatment of autoimmune indications and any future products for our targeting indications may be greater than anticipated; the risk that we may not sustain our profitability; our ability to attract and retain collaborations relating to the development and commercialization of new indications; competition from other pharmaceutical or biotechnology companies; our ability to raise additional financing required to fund further research and development, clinical studies, and obtain regulatory approvals, on commercially acceptable terms or at all; economic and capital market conditions; our ability to obtain and protect patents and other intellectual property rights; our ability to operate without infringing the intellectual property rights of others; our ability to comply with applicable governmental regulations and standards; currency exchange rates; and our ability to successfully attract and retain skilled and experienced personnel.

For a more thorough discussion of the risks associated with Aspreva’s business, see the “Risk Factors” section in Aspreva’s Quarterly Report on Form 10Q for the quarter ended September 30, 2006, filed with the U.S. Securities and Exchange Commission at www.sec.gov and with securities regulatory authorities in Canada at www.sedar.com. Although we have attempted to identify important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in the forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and Aspreva undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof.